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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 15, 2000


                                 eCONTENT, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)


    DELAWARE                       133-16736                 23-2442288
    --------                       ---------                 ----------
(State or other                   (Commission               (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


        105 SOUTH NARCISSUS AVENUE
         WEST PALM BEACH, FLORIDA                               33401
    ---------------------------------------                   ----------
    (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (561) 835-0094


                  ---------------------------------------------
         (Former name or former address, if changed since last report.)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On May 31, 2000, pursuant to a Stock Purchase Agreement dated May 30, 2000 with MPI Productions, Inc., a New York corporation, ("MPI") and Robert Marty, the sole stockholder of MPI ("Marty"), the Company acquired MPI Productions. The aggregate purchase price was $3,950,000 in cash and 1,350,000 shares of the Company's Common Stock (the "ETNT Common Stock"). At the closing, $1,000,000 of cash and the ETNT Common Stock was delivered. The remaining cash is payable as follows: $150,000 by July 1, 2000, $250,000 on or before August 1, 2000,
$250,000 on or before November 1, 2000 and the remainder on or before April 1, 2000. Until such time as the full cash payments are made, a portion of the MPI stock purchased is being held in escrow and will be delivered pro-rata as the cash payments are made.

     The Company has executed a voting proxy that provides that at such time as the Company has voting control over in excess of 49% of the MPI stock, Marty would be granted a proxy to vote all shares over 49% held by the Company.

     The Company is required to provide a working capital infusion to MPI of up to $550,000. Marty also has registration rights with respect to his shares.

     No later than the date that the final cash payments described above are made, Marty will enter into an employment agreement with the Company on substantially the same terms as the agreement with John Sgarlat, the Company's president, as in effect at such time. At any time, Marty has the right to be appointed to the Company's board of directors.

     Until full payment of the purchase price, Marty shall remain as president of MPI and have day-to-day control over all operating decisions, including but not limited to personnel, leases, human resources and project expenditures. Upon such payment in full, Marty shall remain president of MPI, but the Company shall have the right to exercise such controls as it desires.

     At any time on or prior to December 15, 2000, Marty shall be entitled to send a notice (a "Loan Request") to the Company, requesting a loan from Company of up to $175,000, to assist Marty in satisfying any tax liability Marty may have associated with the receipt of the ETNT Common Stock. If the Company is able to make such loan to Marty for the full amount requested in the Loan Request, then such loan will: (i) be made in cash in full in immediately available funds by Company to Marty on or before December 31, 2000, (ii) be secured by a pledge to Company by Marty of the ETNT Common Stock still owned by Marty at that time, if any, (iii) bear interest at the prime rate, and (iv) be subject to repayment when and as Marty is able to orderly liquidate such ETNT Common Stock still owned by Marty at that time, if any, in the public market. If the Company is unable to make such loan to Marty for the full amount requested in the Loan Request, then Marty shall be entitled to send a Notice of Non-Performance and the provisions of the following paragraph shall apply.

     If the Company fails to timely satisfy each of the payment conditions within 45 days of the respective dates provided for in the purchase agreement , Marty shall be entitled to send a Notice of Non-Performance. In the event that Marty sends a Notice of Non-Performance to Company, then: (i) the Company and MPI shall enter into good faith negotiations with respect to executing a production services and media resources agreement, the economics of which shall reflect the long-standing relationship between the Company, MPI, Marty and the principals of the Company, to the mutual benefit of the Company and MPI, and shall take into account the working capital contributed to MPI by Company, which negotiations shall conclude within 60 days of commencement thereof, (ii) the


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Escrow Agent shall return to Marty certain shares of MPI stock within 10 days,
(iii) Marty shall return to the Company the ETNT Common Stock still owned by Marty at that time, if any, within 10 days, (iv) the Company shall return to Marty all MPI Stock previously delivered to it pursuant to this Agreement within 10 days, (v) Marty shall be entitled to retain the cash that has been paid by the Company to Marty, (vi) MPI will be entitled to retain any working capital provided to it by Company, and (vii) any and all MPI stock still held in escrow by the Escrow Agreement shall be delivered to Marty, and all ownership and voting rights with respect to such MPI stock shall immediately vest in Marty upon receipt thereof.

     Founded in 1986 by award-winning producer and director Marty, MPI has produced well-known shows for PBS, CBS, BBC, A&E and the Discovery Health Channel. Marty began his career creating Sesame Street characters for Jim Henson's Children Television Workshop from which he advanced into television production and formed MPI. In recent years, MPI has established itself as a successful producer of Public Television Pledge Drive Specials. MPI programs have been viewed by an estimated 150 million people.

     In March 2000, MPI released three new public television specials including Eating Well for Optimum Health with Dr. Andrew Weil, A Salute to British Comedy, and Frank Patterson GOD BLESS AMERICA! In addition, ten other MPI programs were being used by public television stations during the March 2000 fundraising drive including Bobby Darin, Beyond the Song, John Tesh, One World three specials featuring health expert Gary Null, two Frank Patterson specials, Balance Your Body, Balance Your Life with Dr. Edward Taub, SPIRIT A Journey in Dance, Drums and Song.

     Currently in production for MPI is a four-hour series called Don't Sweat The Future with Richard Carlson. Carlson is the best-selling author of Don't Sweat the Small Stuff, Marty was the consulting producer of the PBS special of the same name. MPI has recently negotiated a deal with Pocket Books for publication of Soul Prints by Marc Gafni which will become a major public television special in March 2001, Gafni, an internationally renowned radio personality, has emerged as one of the most important and sought after new voices in religion and spirituality; MPI has an exclusive arrangement with Gafni for all products and services; production commences on WEI WEI China In Song on August 10 in Shanghai, China; Wei Wei is the biggest selling Chinese vocalist in history with over 100 million records sold. MPI has the exclusive rights to her recordings and concerts worldwide. There are nine other programs currently in development for public television distribution.

     One of Marty's most recent programs, Gilda's Club: A Legacy For Life, a tribute to the life and legacy of multi-talented comedienne Gilda Radner, recently aired on Discovery Health Channel. MPI also provides full video production and post- production services to prominent members of the broadcast entertainment industry including MTV Networks, NFL FILMS, Time Life Video and Andrew Lloyd Webber.

     On May 31, 2000 the Company also closed on $1 million of a private placement consisting of 1,400,000 shares of common stock and 1,400,000 warrants to purchase common stock at $1.50 per share. An additional closing of up to $500,000 is scheduled for mid-June.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Businesses Acquired.


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     The required audited financial statements of Innovonics, Inc. will be filed within the required time period.

     (b)Pro Forma Financial Information.

     The required pro forma financial statements will be filed with the audited financial statements.

     (c) Exhibits.

2(c) Stock Purchase Agreement dated as of May 25, 2000, by and among eContent, Inc., MPI Productions, Inc. and Robert Marty


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            eCONTENT, INC.

          Date:  June 13, 2000              By:/S/ JOHN SGARLAT
                                               ---------------------------------
                                               John Sgarlat, President